  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2000
                                                    REGISTRATION NO. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         TUMBLEWEED COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                 94-3336053
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 216-2000
              (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                          2000 NSO INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                               BERNARD J. CASSIDY
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         TUMBLEWEED COMMUNICATIONS CORP.
                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                     (Name and Address of Agent for Service)

                                 (650) 216-2000
          (Telephone Number, including Area Code, of Agent for Service)

                             --------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE REGISTERED         AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
                                               REGISTERED (1)            PER SHARE                PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
2000 NSO Incentive Stock Plan                         300,000             $19.16 (2)             $5,748,000            $1,517.47
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Tumbleweed Communications Corp. as reported on the Nasdaq National Market on November 1, 2000.

                             --------------------

    This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

    Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-43194), filed August 7, 2000.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS FORM S-8 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REDWOOD CITY, STATE OF CALIFORNIA, ON THIS 7TH DAY OF NOVEMBER, 2000.

                                    TUMBLEWEED COMMUNICATIONS CORP.

                                    By:        /s/ Bernard J. Cassidy
                                        ------------------------------------
                                                  Bernard J. Cassidy
                                        Vice President, General Counsel and
                                        Secretary

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



               NAME                                      TITLE                                  DATE
               ----                                      -----                                  ----
                 *
-------------------------------       Chairman of the Board, President and Chief          November 7, 2000
         Jeffrey C. Smith             Executive Officer (Principal Executive Officer)


     /s/ Joseph C. Consul             Vice President - Finance and Chief Financial        November 7, 2000
-------------------------------       Officer (Principal Financial Officer and
         Joseph C. Consul             Principal Accounting Officer)


                 *
-------------------------------       Director                                            November 7, 2000
            Pehong Chen

                 *
-------------------------------       Director                                            November 7, 2000
         Timothy C. Draper

                 *
-------------------------------       Director                                            November 7, 2000
         Eric J. Hautemont

                 *
-------------------------------       Director                                            November 7, 2000
         Kenneth R. Klein

                 *
-------------------------------       Director                                            November 7, 2000
        David F. Marquardt

-------------------------------       Director                                            November __, 2000
        Standish H. O'Grady


*By:     /s/ Joseph C. Consul
     --------------------------
         Joseph C. Consul
         Attorney-in-Fact


                                 EXHIBIT INDEX



EXHIBIT NO.        DESCRIPTION OF EXHIBIT
----------         ----------------------

       5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

      23.1         Consent of KPMG LLP, Independent Auditors

      23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

      24.1 (1)     Power of Attorney


(1) Previously filed in Registrant's Registration Statement on Form S-8 (File No. 333-43194), filed August 7, 2000, and incorporated herein by reference.